UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005

ASG Consolidated LLC

ASG Finance, Inc.

(Exact name of registrants as specified in their organizational documents)

Delaware	4899	20-1741364
Delaware	4899	20-1741328
(States or other jurisdictions of incorporation or organization)	(Primary Standard Industrial Classification Code Numbers)	(I.R.S. Employer Identification Nos.)

	333-123636
	(Commission File Number)

Market Place Tower 2025 First Avenue Suite 1200 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

(206) 374-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1, but only furnished pursuant to Item 7.01 of this report and incorporated herein by reference, is ASG Consolidated LLC’s and ASG Finance, Inc.’s (collectively, the “Issuers”) press release, dated April 13, 2005, announcing the commencement by the Issuers of their exchange offer to exchange up to $196.0 million aggregate principal amount at maturity of their 11 1/2% Senior Discount Notes due 2011 issued on October 19, 2004 for $196.0 million aggregate principal amount at maturity of their 11 1/2% Senior Discount Notes due 2011, which are registered under the Securities Act of 1933, as amended. This current report on Form 8-K contains statements intended as “forward-looking statements”, which are subject to the cautionary statements about forward-looking statements set forth in the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASG CONSOLIDATED LLC (Registrant)

Date: April 13, 2005	By:	/s/ MATTHEW D. LATIMER
Matthew D. Latimer Chief Legal Officer and General Counsel

ASG FINANCE, INC. (Co-Registrant)

	By:	/s/ MATTHEW D. LATIMER
Matthew D. Latimer Vice President and Secretary